UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2021

ALLIED ESPORTS ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38266	82-1659427
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17877 Von Karman Avenue, Suite 300

Irvine, California, 92614

(Address of Principal Executive Offices) (Zip Code)

(949) 265-2600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AESE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2021, Ho Min Kim and Maya Rogers notified the Board of Directors (“Board”) of Allied Esports Entertainment, Inc. (the “Company”) that they would be resigning as members of the Board, effective on May 5, 2021. Prior to such resignations, Ms. Rogers served as the Chair of the Compensation Committee, and Mr. Kim served on the Compensation Committee.

As previously reported on the Company’s Current Report on Form 8-K filed April 2, 2021 with the SEC, on March 29, 2021, the Board approved the appointment of each of Libing (Claire) Wu and Jingsheng Lu to the Board, to be effective upon the consummation of a sale of the Company’s poker-related business and assets, or WPT Business, at which time the Board intended to (i) increase the size of the Board as necessary to seat such directors, and (ii) determine into which class such directors would be included. Given the foregoing resignations, the Board approved the election of each of Libing (Claire) Wu and Jingsheng Lu to the Board to serve in the vacancies created by the resignations of Mr. Kim and Ms. Rogers, effective May 6, 2021.

Libing (Claire) Wu is the Vice President and General Counsel of Asia Pacific Capital, Inc, as well as Senior Counsel at the New York law firm Davidoff Hutcher & Citron LLP. Ms. Wu is a graduate of New York University School of Law, New York, USA (Master of Laws in Corporate Law) and a graduate of China University of Political Science and Law, Beijing, China (Master of Laws in Corporate Law). Ms. Wu received a Bachelor of Science Degree in International Economics from Nankai University, Tianjin, China, and an Advanced Professional Certificate in Law and Business from New York University Leonard N. Stern School of Business. Ms. Wu has over 15 years’ experience as a corporate and securities attorney practicing in New York, with extensive legal and business experience in cross-border transactions, U.S. securities regulation, mergers and acquisitions, capital market transactions, as well as corporate structuring and governance. Ms. Wu was elected by the Board as a Class C Director, whose initial director term will expire at the Company’s shareholder meeting to be held in 2022.

Jingsheng Lu has served as an independent director of Ourgame since 2020. Prior to that, he served as a director of Zhejiang Xiangyuan Culture Co., Ltd.,(“Xiangyuan Culture”), which is a main board listed company in China (Code in Shanghai Stock Exchange: 600576), from 2015 to 2017, where he served as co-CEO of Xiamen Xtone Animation Co., Ltd., (“Xtone”), and led the merger of Xtone by Xiangyuan Culture in 2014. He also served as CFO of Beijing International Advertising & Communication Group from 2018 to 2019. He previously served as a senior audit manager at Deloitte China for six years, and at Deloitte US for two years from 2001 to 2010. He is currently a non-practicing certified public accountant in China since 2007, as well as a member of the American Institute of Certified Public Accountants since 2009. He holds a Bachelor of Economics degree from University of International Business and Economics in Beijing, China. Mr. Lu was elected by the Board as a Class B Director, whose initial director term will expire at the Company’s annual shareholder meeting to be held in 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2021

ALLIED ESPORTS ENTERTAINMENT, INC.

By:	/s/ Anthony Hung
Anthony Hung, Chief Financial Officer

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